Exhibit 10.37

                              EMPLOYMENT AGREEMENT

     AGREEMENT dated as of November 15, 1999 by and among CUNNINGHAM GRAPHICS, INC., a New Jersey corporation, with its principal offices located at 100 Burma Road, Jersey City, New Jersey 07305 (the "Company"), CUNNINGHAM GRAPHICS INTERNATIONAL, INC. ("CGII") and GERALD (L.J.) BAILLARGEON with an address at 1 Mansfield Road, Princeton, New Jersey 08540 ("Employee");

                                R E C I T A L S:

     WHEREAS, Employee, prior to this date, has been employed as the Vice President of Finance of CGII and the Company;

     WHEREAS, effective November 15, 1999, the existing Chief Financial Officer of CGII has resigned and the Board has elected Employee as Acting Chief Financial Officer of CGII pending a search for a permanent candidate for such position; and

     WHEREAS, should CGII receive a proposal from, or engage in discussions with, a third person, whether solicited by CGII or unsolicited, concerning a possible business combination with or the acquisition of a substantial portion of the voting securities of CGII, the Board and senior management of CGII has deemed it imperative that it and CGII be able to rely on Employee to continue to serve as a senior financial officer of CGII, without concern that Employee might be distracted by the personal uncertainties and risks that such a proposal or discussions might otherwise create; and

     WHEREAS, CGII desires to reward Employee for his valuable, dedicated service to CGII and its Subsidiaries should his service be terminated under the conditions described herein;

     NOW, THEREFORE, it is agreed as follows:

1.   DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     1.1 "Affiliate" shall mean a Person which, directly or indirectly, controls, is controlled by or is under common control with CGII or the Company, and for purposes hereof, "control" shall mean the ownership of 20% or more of the voting interests of the Person in question.

     1.2 "Basic Salary" shall have the meaning assigned to that term in Section
5.1 of this Agreement.



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     1.3 "Board" shall mean the Board of Directors of CGII as duly constituted from time to time. Any action of the Board hereunder with respect to this Agreement shall require the approval of a majority of the whole Board of Directors of CGII.

     1.4 "Business" shall mean the business conducted by CGII or any Subsidiary, directly or indirectly, including, but not limited to, commercial printing and services ancillary thereto.

     1.5 "Cause" shall mean any of the following:

     (a) The conviction of Employee for a felony, or the willful commission by Employee of a criminal act, that in the reasonable judgment of the Board causes or will likely cause substantial economic damage to CGII or substantial injury to the business reputation of CGII;

     (b) The willful commission by Employee of an act of fraud in the performance of such Employee's duties on behalf of CGII or a Subsidiary; or

     (c) The continuing willful failure of Employee to perform the substantive duties of the Employee to CGII (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Employee by the Board.

     For purposes of this subparagraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of CGII or a Subsidiary.

     1.6 "Change of Control" shall mean:

     (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of CGII or a Subsidiary, which becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of CGII representing 51% or more of the combined voting power of CGII's then outstanding securities;

     (B) a majority of the Board consists of individuals other than the members of the Board on the date hereof (the "Incumbent Directors"); provided, however, that any person becoming a director subsequent to the date hereof whose election or nomination for election was approved by at least two-thirds of the directors who at the time of such election or nomination comprised the Incumbent Directors shall for purposes of this definition be considered an Incumbent Director;

     (C) the shareholders of CGII approve, or if no shareholder approval is required or obtained, CGII completes a merger, consolidation or similar transaction of CGII with or into any other corporation, or a binding share exchange involving CGII's securities occurs, other than any such transaction which would result in the voting securities of CGII outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of CGII or such surviving entity outstanding immediately after such transaction; or

     (D) the shareholders of CGII approve a plan of complete liquidation of CGII or an agreement for the sale or disposition by CGII of all or substantially all of its assets.


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     1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations issued thereunder.

     1.8 "Commencement Date" shall mean the date hereof.

     1.9 "Confidential Information" shall include, without limitation by reason of specification, any information, including, without limitation, trade secrets, operational methods, methods of doing business, technical processes, formulae, designs and design projects, inventions, research projects, strategic plans, possible acquisition information and other business affairs of CGII or its Affiliates, which (i) is or are designed to be used in, or are or may be useful in connection with, the Business of CGII, any Subsidiary or any Affiliate of any thereof, or which, in the case of any of these entities, results from any of the research or development activities of any such entity, or (ii) is private or confidential in that it is not generally known or available to the public, except as the result of unauthorized disclosure by or information supplied by Employee, or (iii) gives CGII or a Subsidiary or any Affiliate an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use the same.

     1.10 "Date of Termination" shall mean the Term Date, or such earlier date upon which this Agreement shall terminate pursuant to Section 7 hereof.

     1.11 "Disability" shall mean the inability of Employee to perform Employee's duties of employment, pursuant to the terms of this Agreement and by-laws of CGII as hereinafter provided, because of physical or mental disability, where such disability shall have existed for a period of more than 90 consecutive days or an aggregate of 120 days in any 365 day period. The existence of a Disability means that Employee's mental and/or physical condition substantially interferes with Employee's performance of his substantive duties for the Company and/or its Subsidiaries as specified in this Agreement. The fact of whether or not a Disability exists hereunder shall be determined by professionally qualified medical experts selected by the Board and reasonably acceptable to the Employee or his agent.

     1.12 "Duties" shall have the meaning assigned to that term in Section 2.1 of this Agreement.

     1.13 "Panel" shall have the meaning given such terms in Section 8.

     1.14 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city,



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municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     1.15 "Restricted Period" shall mean the Term and the twelve month period thereafter in the case of a termination of employment of Employee by the Company (including non-extension) for Cause; and the Term and the six month period thereafter in all other cases of the termination of Employee's employment whether voluntarily or by the Company (including non-extension).

     1.16 "Subsidiary" shall mean a Person, 50% or more of the outstanding voting interests of which is owned or controlled, directly or indirectly, by CGII.

     1.17 "Term" shall mean the period of employment of Employee under this Agreement.

     1.18 "Term Date" shall have the meaning assigned to that term in Section 3 of this Agreement.

     Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

2.   EMPLOYMENT AND DUTIES OF EMPLOYEE

     2.1 Employment; Title; Duties. CGII and the Company hereby employ Employee, and Employee hereby accepts appointment, as Vice President and Acting Chief Financial Officer of CGII and the Company. The duties of Employee shall be act as the principal financial officer of CGII and the Company and to supervise the finance and human resources departments of the Company; to pursue the objectives of the Business; to perform generally those responsibilities and to render services as are necessary and desirable to protect and to advance the best interests of CGII and the Subsidiaries (collectively, the "Duties"), acting, in all instances, under the supervision of the President, and in accordance with the policies set by the Board. CGII shall take such actions as are necessary to include Employee within the coverage of the policy of directors and officers liability insurance.

     2.2 Performance of Duties. Employee shall devote substantially all his working time to perform the Duties as an executive of CGII and for the performance of such other executive duties as are assigned to him from time-to-time by the President. During the Term, Employee: (i) shall comply with all laws, statutes, ordinances, rules and regulations relating to the Business, and (ii) shall not engage in or become employed, directly or indirectly, in a business which competes with the Business, without the prior written consent of the President, nor shall he act as a consultant to or provide any services to, whether on a remunerative basis or otherwise, the commercial or professional business of any other Person which competes with the Business of the Company, without such written consent, which, in both instances, may be given or withheld by the President in his absolute discretion.



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     2.3 Location of Employment. The principal place of employment of Employee shall be within a thirty mile radius of Jersey City, New Jersey or such other location as is consented to by Employee. It is, however, distinctly understood and agreed that Employee may be required, in connection with the performance of his duties, to work from time to time at other locations designated by the President or as required in connection with the Business.

3.   TERM OF EMPLOYMENT

     The employment of Employee pursuant to this Agreement shall commence as of the Commencement Date and shall end three years thereafter, unless extended pursuant to the next sentence or unless sooner terminated pursuant to Section 7 (the later of (i) the third anniversary of the Commencement Date and (ii) the date to which Employee's period of employment has been extended, is the "Term Date"). If Employee's employment hereunder has not previously been terminated in accordance with Section 7 hereof, then on the second anniversary of the Commencement Date, and on each subsequent anniversary of the Commencement Date, the Term shall be extended for one additional year, unless the Board shall provide written notice to Employee three months or more prior to such anniversary date that this Agreement will not be so extended. The rights of termination set forth in Section 7 shall be applicable during any such extended period of employment.

4.   COMPENSATION AND BENEFITS

     The Company shall pay Employee, as compensation for all of the services to be rendered by him hereunder during the Term, and in consideration of the various restrictions imposed upon Employee during the Term and the Restricted Period, and otherwise under this Agreement, the Basic Salary and other benefits as provided for and determined pursuant to Sections 5 and 6, inclusive, of this Agreement; provided, however, that no compensation shall be paid to Employee under this Agreement for any period subsequent to the termination of employment of Employee for any reason whatsoever, except as provided in Section 7.

5.   BASIC SALARY/BONUS

     5.1 Basic Salary. The Company shall pay Employee, as compensation for all of the services to be rendered by him hereunder, a salary of $125,000 per annum (as adjusted upward by the Board from time to time) (the "Basic Salary"), payable in substantially equal monthly payments, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations, deductions for employee contributions to welfare benefits provided by the Company to Employee and such other deductions or amounts, if any, as are authorized by Employee. The Basic Salary shall be prorated for employment of less than a full calendar year. The Basic Salary may be increased from time-to-time by the Board and, once increased, shall not thereafter be reduced. The Basic Salary shall be reviewed at least once in every calendar year by a committee of the Board responsible for determining compensation of senior management of the Company, each of the members of which is a "non-employee-director" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Committee"). Any increase in Basic Salary shall not serve to offset or reduce any other obligation to Employee under this Agreement.



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


     5.2 Bonus. Employee will be eligible for a cash bonus (the "Bonus") for each fiscal year in an amount determined in accordance with the Company's then-current bonus or incentive compensation policy. The Committee in consultation with Employee shall establish in advance of each fiscal year of the Company during the Term goals and levels of the Bonus for such fiscal year which shall be related to the estimated budget for the Company for such fiscal year.

     5.3 Change of Control Bonus. If a Change of Control shall have occurred in a transaction approved by the Board, Employee shall be entitled to a special cash bonus in the amount of $150,000 (subject to any applicable payroll or other taxes required to be withheld), if Employee shall remain in the employ of CGII, the Company or another Subsidiary for a period of six months after the date of the Change of Control (the "Bonus Period") or such employment shall terminate during the Bonus Period other than for Cause or voluntarily by Employee.

6.   ADDITIONAL BENEFITS AND REIMBURSEMENT FOR EXPENSES

     6.1 Additional Benefits. The Company shall provide the following additional benefits to Employee during the Term:

          (i) provision of a comprehensive medical indemnity policy for Employee and his family having terms no less favorable than the coverage made available to other members of senior management;

          (ii) such other benefits as the Board shall lawfully adopt and approve for members of senior management generally;

          (iii) three (3) weeks of paid vacation during each calendar year; provided, however, any vacation must be approved by the President with at least two weeks' prior notice; and

          (iv) long term disability insurance coverage consistent with current Company policy.

     6.2 Reimbursement for Expenses. The Company shall pay or reimburse Employee for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of such bills, expense statements, vouchers or such other supporting information as the Board may reasonably require. In the event the Company requires Employee to travel on business during the Term, Employee shall be reimbursed for any related travel expenses in accordance with this Section 6.2.



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7.   TERMINATION OF EMPLOYMENT

     7.1 Death. If Employee dies during the Term, this Agreement shall terminate, except that the Company shall continue to pay to Employee's spouse, or in the absence of a surviving spouse, his estate, Employee's Basic Salary for a period through the third full month following the date of death, pay any other amounts which were accrued but unpaid, provide welfare benefits to his family for the balance of the stated Term as if Employee had not died and provide for the payment of the life insurance benefit provided for in Section 6.1.

     7.2 Disability. If, during the Term, Employee has a Disability, the Company may, at any time after Employee has a Disability, terminate Employee's employment by written notice to him. In the event that Employee's employment is terminated, this Agreement shall terminate except that the Company shall continue to pay Employee's Basic Salary for a period through the third full month following the date of the termination of his employment, pay any other amounts which were accrued but unpaid, and provide welfare benefits to his family until the Term Date, and pay or provide for the payment of the disability benefit provided for in Section 6.1, until Employee reaches age 65.

     7.3 Voluntary Termination. This Agreement may be terminated by Employee at any time with or without cause upon 30 days prior written notice to the Company. After such 30 day period, the Company shall have no further liability to make payments hereunder except those required by law or which were accrued and unpaid at the end of the Term.

     7.4 Termination for Cause. The Company may terminate Employee's employment hereunder for Cause at any time by written notice given to Employee by the Board. Upon such termination Employee shall not have any right to receive any further payments hereunder except for amounts accrued and unpaid hereunder prior thereto and provide welfare benefits as required by law and except as provided in Section 7.8.

     7.5 Termination Without Cause. Except as provided in the next sentence, if this Agreement is terminated by the Company without Cause, Employee shall be entitled to a lump sum payment equal to one half of Employee's then current Basic Salary, payable upon the Date of Termination and payment of any accrued but unpaid amounts. If a Change of Control occurs and this Agreement is terminated by the Company without Cause prior to the Term Date, or within a period of two years following the Change of Control, whichever is shorter, then Employee shall be entitled to a lump sum payment equal to two times Employee's then current Basic Salary and anticipated Bonus based upon the criteria established by the Committee, payable upon the Date of Termination, and payment of any accrued but unpaid amounts, including, without limitation, any special bonus under Section 5.3.

     7.6 Notice of Termination. Any purported termination of employment by the Company by reason of Employee's Disability or for Cause shall be communicated by written Notice of Termination to Employee. For purposes of this Agreement, a "Notice of Termination" shall mean a notice given by the Company, which shall indicate the specific basis for termination of employment and shall set forth in reasonable detail the basis of determination of the remaining payments due to Employee under this Agreement.


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     7.7 Date of Termination. For purposes of this Agreement, "Date of
Termination" shall mean the date of termination of employment specified in the Notice of Termination, as such date may be modified pursuant to the following two sentences. If within thirty (30) days after any Notice of Termination is given, Employee notifies the Company that a dispute exists as to the reasons given in the Notice of Termination (a "Dispute" and the giving of such notice, a "Notice of Dispute"), the Date of Termination shall be the date on which the Dispute is finally determined, either by mutual written agreement of the parties, by the Panel, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided that the Date of Termination shall be extended by a Notice of Dispute only if such notice is given in good faith and Employee pursues the resolution of such Dispute with reasonable diligence and provided further that pending the resolution of any such Dispute, the Company shall continue to pay Employee the same Basic Salary and to provide Employee with the same or substantially comparable welfare benefits and prerequisites, including participation in the Company's retirement plans, profit sharing plans, to the extent then so available at the date of such determination, stock option plans, stock award plans or stock appreciation right plans that Employee was paid and provided to the extent that such continued participation is possible under the general terms and provisions of such plans, programs and benefits but in no event beyond the Term Date. Should a Dispute asserted by Employee ultimately be determined in favor of the Company, then all sums (net of tax withholdings by the Company from such sums) paid by the Company to Employee from the Date of Termination specified in the Notice of Termination until final resolution of the Dispute pursuant to this paragraph, exclusive of accrued, unpaid amounts prior to the Date of Termination, shall be repaid promptly by Employee to the Company, all options, rights and stock awards granted to Employee during such period shall be canceled or returned to the Company, and no service as an employee shall be credited to Employee for such period for pension purposes. Employee shall not be obligated to pay to the Company the cost of providing Employee with welfare benefits and prerequisites for such period unless the final judgment, order or decree of a court arbitration panel or other body resolving the Dispute determines that Employee acted in bad faith in giving a Notice of Dispute. Should a Dispute ultimately be determined in favor of Employee, then Employee shall be entitled to retain all sums paid to Employee under this subparagraph pending resolution of the Dispute and shall be entitled to receive, in addition, the payments and other benefits provided for in this
Section 7 to the extent not previously paid hereunder and the payment of Employee's reasonable legal fees incurred as a result of such Dispute upon submission to the Company of a detailed statement of fees from Employee's attorneys.

8.   ARBITRATION

     Except as otherwise provided herein, the parties hereby agree that any dispute regarding the rights and obligations of any party under this Agreement or under any law governing the relationship created by this Agreement, including without limitation Employee's challenge of a purported termination for Cause or Disability, must be resolved pursuant to this Section 8. Within seven (7) days of either party's written notice to the other of his or its desire to submit any arbitrable matter as set forth herein to arbitration, the parties will meet to attempt to amicably resolve their differences and, failing such resolution, either or both of the parties may submit the



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matter to mandatory and binding arbitration with the CPR Institute for Dispute
Resolution ("CPR"). The issue(s) in dispute shall be settled by arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by a panel of three arbitrators (the "Panel"). The only issue(s) to be determined by the Panel will be those issues specifically submitted to the Panel. The Panel will not extend, modify or suspend any of the terms of this Agreement. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.1-16, and judgment upon the award rendered by the Panel may be entered by any court having jurisdiction thereof. A determination of the Panel shall be by majority vote.

     Promptly following receipt of the request for arbitration, CPR shall convene the parties in person or by telephone to attempt to select the arbitrators by agreement of the parties. If agreement is not reached, the Company shall select one arbitrator and Employee shall select one other arbitrator. These two arbitrators shall select a third arbitrator. If these two arbitrators are unable to select the third arbitrator by mutual agreement, CPR shall submit to the parties a list of not less than eleven (11) candidates. Such list shall include a brief statement of each candidate's qualifications. Each party shall number the candidates in order of preference, shall note any objection they may have to any candidate, and shall deliver the list so marked back to CPR. Any party failing without good cause to return the candidate list so marked within ten (10) days after receipt shall be deemed to have assented to all candidates listed thereon. CPR shall designate the arbitrator willing to serve for whom the parties collectively have indicated the highest preference and who does not appear to have a conflict of interest. If a tie should result between two candidates, CPR may designate either candidate.

     This agreement to arbitrate is specifically enforceable. Judgment upon any award rendered by the Panel may be entered in any court having jurisdiction. The decision of the Panel within the scope of the submission is final and binding on all parties, and any right to judicial action on any matter subject to arbitration hereunder hereby is waived (unless otherwise provided by applicable law), except suit to enforce this arbitration award or in the event arbitration is not available for any reason or in the event the Company shall seek equitable relief to enforce Section 9 of this Agreement. If the rules of the CPR differ from those of this Section 8, the provisions of this Section 8 will control. The Company shall pay all the costs of arbitration including the fees of the arbitrators, and the arbitrators shall award reasonable legal fees to Employee, unless the arbitrators or a judicial forum shall finally determine that Employee acted in bad faith.

9.   CONFIDENTIAL INFORMATION AND PROPRIETARY INTERESTS

     9.1 Acknowledgment of Confidentiality. Employee understands and acknowledges that he may obtain Confidential Information during the course of his employment by the Company. Accordingly, Employee agrees that he shall not, either during the Term or at any time within two years after the Date of Termination, (i) use or disclose any such Confidential Information outside the Company, its Subsidiaries and Affiliates; or (ii) except as required in the proper performance of his services hereunder, remove or aid in the removal of any Confidential Information or any property or material relating thereto from the premises of CGII, the Company or any Subsidiary.



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     The foregoing confidentiality provisions shall cease to be applicable to any Confidential Information which becomes generally available to the public (except by reason of or as a consequence of a breach by Employee of his obligations under this Section 9).

     In the event Employee is required by law or a court order to disclose any such Confidential Information, he shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which in his opinion requires such disclosure and, if the Company so elects, to the extent that he is legally able, permit the Company an adequate opportunity, at its own expense, to contest such law or court order.

     9.2 Delivery of Material. Employee shall promptly, and without charge, deliver to the Company on the termination of his employment hereunder, or at any other time the Company may so request, all memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies thereof) relating to the Business of the Company, its Subsidiaries and its Affiliates, and all property associated therewith, which he may then possess or have under his control.

10.  NON-COMPETITION PROVISIONS

     Employee agrees that he will not, during the Restricted Period, compete directly or indirectly with the Business. The phrase "compete directly or indirectly with the Business shall be deemed to include, without limiting the generality thereof, (1) engaging or having a material interest, directly or indirectly, as owner, employee, officer, director, partner, sales representative, stockholder, capital investor, lessor, renderer of consultation services or advise, either alone or in association with other, in the operation of any aspect of any type of business or enterprise competitive with the Business; (2) soliciting any of the employees of the Company or any Affiliate to leave the employ of the Company or any Affiliate; (3) soliciting any of the employees of the Company or any Affiliate to become employees of any other Person; or (4) soliciting any customer of the Company or any Affiliate with respect to the Business. Similarly, Employee shall not raid, entice or induce any Person who on the Date of Termination is, or within one (1) year immediately preceding the Date of Termination was, a customer of the Company or any Affiliate, to become a customer of any other Person for products or services the same as, or similar to, those products and services as from time to time shall be provided by the Company or any Affiliate, and Employee shall not approach any Person for such purpose; nor shall Employee raid, entice or induce any Person who on the Date of Termination is, or within one year immediately preceding the Date of Termination was, an employee of the Company or any Affiliate, to become employed by any other Person; similarly, Employee shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other Person or assist any such other Person in taking any such action.

     The phrase "compete directly or indirectly with the Business" shall not be deemed to include an ownership interest as an inactive investor, which, for purposes of this Agreement, shall mean only the beneficial ownership of less than five (5%) percent of the outstanding shares of any series or class of securities of any competitor of CGII, the Company or any Subsidiary, which securities of such series or class are publicly traded in the securities market.



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11.  SURVIVAL

     The provisions of Sections 7, 8, 9, 10, and 14 shall survive termination of this Agreement and remain enforceable according to their terms.

12.  SEVERABILITY

     The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof.

13.  NOTICES

     All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid certified or registered mail, return receipt requested, accompanied by a second copy sent by ordinary mail, which notices shall be addressed as follows:

                If to the Company or CGII:

                Cunningham Graphics, Inc.
                100 Burma Road
                Jersey City, New Jersey 07305
                Attn: President

                If to Employee:

                Gerald (L.J.) Baillargeon
                1 Mansfield Road
                Princeton, New Jersey 08540

     By notifying the other parties in writing, given as aforesaid, any party may from time-to-time change its address or the name of any person to whose attention notice is to be given, or may add another person to whose attention notice is to be given, in connection with notice to any party.

14.  ASSIGNMENT AND SUCCESSORS

     Neither this Agreement nor any of his rights or duties hereunder may be assigned or delegated by Employee. This Agreement is not assignable by the Company except to any successor in interest which takes over all or substantially all of the business of the Company, as it is conducted at the time of such assignment. Any corporation into or with which the Company is merged or consolidated or which takes over all or substantially all of the business of the Company shall be deemed to be a successor of the Company for purposes hereof. This Agreement shall be binding upon and, except as aforesaid, shall inure to the benefit of the parties and their respective successors and permitted assigns.



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15.  LIMITATION ON PAYMENTS

     In the event that any payment or benefit received or to be received by Employee in connection with the termination of Employee's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with CGII, the Company, any person whose actions result in a Change in Control or any person affiliated with CGII, the Company or such person) (collectively with the payments and benefits hereunder, "Total Payments") would not be deductible (in whole or part) as a result of section 280G of the Code by the Company, an affiliate or other person making such payment or providing such benefit, the payments and benefits hereunder shall be reduced until no portion of the Total Payments is not deductible, or the payments and benefits hereunder are reduced to zero. At Employee's request, such reduction may be effected by extending the date the payment would otherwise be due by not more than five years or by decreasing the amount of the payment or benefit otherwise due and payable. For purposes of this limitation (i) no portion of the Total Payments the receipt or enjoyment of which Employee shall have effectively waived in writing prior to the date of payment shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by Employee and acceptable to the Company's independent auditors, is not likely to constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, (iii) the payments and benefits hereunder shall be reduced only to the extent necessary so that, in the opinion of the tax counsel referred to in clause (ii), the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety are likely to constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code or are otherwise not likely to be subject to disallowance as deductions; and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

16.  ENTIRE AGREEMENT, WAIVER AND OTHER

     16.1. Integration. This Agreement contains the entire agreement of the parties hereto on its subject matter and supersedes all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.

     16.2. No Waiver. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by Employee with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of the Company to demand strict compliance with the terms hereof.

     Employee shall not have the right to sign any waiver or modification of any provisions of this Agreement on behalf of the Company, nor shall any action taken by Employee reduce his obligations under this Agreement.

     This Agreement may not be supplemented or rescinded except by instrument in writing signed by all of the parties hereto after the date hereof. Neither this Agreement nor any of the rights of any of the parties hereunder may be terminated except as provided herein.

17.  MISCELLANEOUS

     17.1 Governing Law. This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of New Jersey.

     17.2 Headings. The Section and Subsection headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     17.3 Severability. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof.

     17.4 Obligations of Company. The Company's obligation to pay Employee the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against Employee or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Except as expressly provided herein, the Company waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Except as provided in Section 7.7 herein, each and every payment made hereunder by the Company shall be final and the Company will not seek to recover for any reason all or any part of such payment from Employee or any person entitled thereto. Employee shall not be required to mitigate the amount of any payment or other benefit provided for in this Agreement by seeking other employment or otherwise.

     17.5 Rights of Beneficiaries of Employee. This Agreement shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to Employee hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there be no such designee, to Employee's estate.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above, to be effective as of the Commencement Date.

                                CUNNINGHAM GRAPHICS, INC.


                                By:
                                   ---------------------------------------------
                                   Name: Michael R. Cunningham
                                   Title: President and Chief Executive Officer



                                CUNNINGHAM GRAPHICS INTERNATIONAL, INC.


                                By:
                                   ---------------------------------------------
                                   Name: Michael R. Cunningham
                                   Title: President and Chief Executive Officer


                                   ---------------------------------------------
                                   Gerald (L.J.) Baillargeon